Elicio Therapeu�cs Announces $7.0 Million Private Placement Financing BOSTON, December 22, 2023 – Elicio Therapeu�cs, Inc. (Nasdaq: ELTX, “Elicio Therapeu�cs” or “Elicio”), a clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer, announced today that it has entered into a subscrip�on agreement to sell 1,213,000 shares of its common stock at a purchase price of $5.81 per share in a private placement to GKCC, LLC. GKCC, LLC is an en�ty controlled by a member of Elicio’s Board of Directors. Gross proceeds of the private placement are expected to be approximately $7.0 million, before deduc�ng expenses. The private placement is expected to close on December 22, 2023, subject to the sa�sfac�on of customary closing condi�ons. Elicio intends to use the net proceeds for the advancement of its development pipeline, as well as for working capital and general corporate purposes. The securi�es being issued and sold in the private placement have not been registered under the Securi�es Act of 1933, as amended (the "Securi�es Act"), or any applicable state securi�es laws and may not be reoffered or resold in the United States, except pursuant to an effec�ve registra�on statement or an applicable exemp�on from the registra�on requirements of the Securi�es Act and applicable state securi�es laws. As part of the subscrip�on agreement, Elicio has agreed to file a registra�on statement with the U.S. Securi�es and Exchange Commission (the "SEC") registering the resale of the shares of common stock issued in this private placement (the "Resale Shares"). This press release shall not cons�tute an offer to sell or the solicita�on of an offer to buy these securi�es, nor shall there be any sale of the securi�es being offered in any state or other jurisdic�on in which such offer, solicita�on or sale would be unlawful prior to the registra�on or qualifica�on under the securi�es laws of any such state or jurisdic�on. Any offering of the Resale Shares under the resale registra�on statement will only be by means of a prospectus. About Elicio Therapeu�cs Elicio Therapeu�cs is a clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer. By combining exper�se in immunology and immunotherapy, Elicio is engineering inves�ga�onal Amphiphile (“AMP”) immunotherapies intended to precisely target and fully engage the lymph nodes, the site in our bodies where the immune response is orchestrated. Elicio is engineering lymph node-targeted AMPlifiers, immunomodulators, adjuvants, and vaccines for an array of aggressive cancers. Cau�onary Note on Forward-Looking Statements Certain statements contained in this communica�on regarding maters that are not historical facts, are forward-looking statements within the meaning of Sec�on 21E of the Securi�es Exchange Act of 1934, as amended, and the Private Securi�es Li�ga�on Reform Act of 1995, known as the PSLRA. No forward- looking statement can be guaranteed, and actual results may differ materially from those projected. Elicio undertakes no obliga�on to publicly update any forward-looking statement, whether as a result of new informa�on, future events or otherwise, except to the extent required by law. We use words such as “an�cipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “es�mates,” “predicts,” “poten�al,” “con�nue,” “guidance,” and similar expressions to iden�fy these forward-looking statements that are intended to be covered by the safe-harbor provisions of the

PSLRA. Such forward-looking statements are based on our expecta�ons and involve risks and uncertain�es; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, Elicio’s financial condi�on, including its ability to obtain the funding necessary to advance the development of ELI-002 and any other future product candidates, and Elicio’s ability to con�nue as a going concern; es�mates regarding future revenue, expenses, capital requirements and need for addi�onal financing; and statements regarding the expected �ming for the closing of the private placement and the expected use of proceeds from the private placement. New factors emerge from �me to �me, and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combina�on of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks are more fully discussed in the Current Report on Form 8-K that was filed with the SEC on June 2, 2023, under the heading “Risk Factors” in Elicio’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and September 30, 2023, and any subsequent reports and other documents filed from �me to �me with the SEC. Forward-looking statements included in this release are based on informa�on available to Elicio as of the date of this release. Elicio does not undertake any obliga�on to update such forward-looking statements to reflect events or circumstances a�er the date of this release, except to the extent required by law. Media Contact Kris�n Poli� LifeSci Communica�ons kpoli�@lifescicomms.com 646-876-4783 Investor Rela�ons Contact Heather DiVecchia Elicio Therapeu�cs IR@elicio.com 857-209-0153